Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of The Teardroppers, Inc. of our report dated April 14, 2020, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of The Teardroppers, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, Florida

October 27, 2020